UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 18, 2010

S&W SEED COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34719	27-1275784
(Commission File Number)	(IRS Employer Identification No.)

25552 South Butte Avenue Five Points, CA	93624
(Address of Principal Executive Offices)	(Zip Code)

(559) 884-2535

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets

On May 18, 2010, S&W Seed Company (the “Company”) completed the acquisition of S&W Seed Company, a California general partnership (the “Partnership”), as contemplated in its prospectus dated May 3, 2010. The former partners of the Partnership were the Silveira Bros., Hollis Green, Harry B. Hansen, Donald W. McCormick and Kathryn A. Munding-McCollister, none of whom had any relationship with the Company or Seed Holding prior to the acquisition. Using $600,000 of the net proceeds from its initial public offering, Seed Holding, LLC, the Company’s wholly-owned subsidiary, acquired the 15% interest in the Partnership that it had not previously acquired in prior closings in June 2008 and December 2009. The Company also paid an additional approximately $743,000 of the net proceeds from the IPO to pay the full amount of principal and accrued interest owed to certain of the selling partners on notes issued in connection with the December 2009 closings. As a result of the foregoing, the Partnership has ceased to exist, and the business and property of the Partnership is now wholly-owned and operated by the Company and its subsidiary.

The total consideration paid by the Company and Seed Holding for the Partnership was $3,819,543 in cash (plus approximately $12,965 in interest on promissory notes issued in December 2009) and 560 Seed Holding membership units, which were exchanged in January 2010 for 69,000 shares of the Company’s Common Stock. In exchange, the Company acquired the property and proprietary alfalfa seed breeding and seed processing business operated by the Partnership since 1980.

Additional details of the acquisition and the business acquired, including the financial statements of Seed Holding, LLC at and as of December 31, 2009, which are presented as though the Company had acquired 100% of the Partnership at that date, are set forth in the Company’s prospectus dated May 3, 2010, which can be found on the website of the Securities and Exchange Commission at www.sec.gov.

Item 8.01.                                        Other Events

On May 20, 2010, the Company issued a press release titled “S&W Seed Company Completes Acquisition of S&W Seed Company Partnership” announcing the closing of the final tranche of the acquisition. The text of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.                                        Financial Statements and Exhibits

(a)                                  The financial statements of the business acquired are set forth as the financial statements of Seed Holding, LLC in the Pre-effective Amendment No. 5 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-164588), filed on April 29, 2010 and its final prospectus dated May 3, 2010, filed May 4, 2010, and are incorporated herein by this reference.

(d)                                 The following exhibit is filed herewith as a part of this report:

Exhibit	Description

99.1	Press Release of S&W Seed Company dated May 20, 2010

The information in this Current Report on Form 8-K under Item 8.01 and Exhibit 99.1 hereto shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of S&W Seed Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, such information shall not be incorporated by reference into any filing of S&W Seed Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

S&W SEED COMPANY

	By:	/s/ Matthew K. Szot
Matthew K. Szot
Vice President Finance and Chief Financial Officer

Date: May 21, 2010